EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2022 Results and Increases Full Year 2022 Guidance

Record Revenue and Earnings in 2Q22
Strong Revenue Growth Continues Across All Operating Segments
Balance Sheet & Liquidity Remain Strong

HOUSTON, June 02, 2022 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2022.

The Company reported the following selected financial results:

QUANEX BUILDING PRODUCTS CORPORATION
Q2 2022 Earnings Release
	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2022	2021	2022	2021
Net Sales	$322.9	$270.4	$589.9	$500.5
Gross Margin	$73.2	$61.9	$128.4	$115.6
Gross Margin %	22.7%	22.9%	21.8%	23.1%
Net Income	$26.5	$14.6	$37.8	$22.4
Diluted EPS	$0.80	$0.43	$1.13	$0.67

Adjusted Net Income	$26.5	$14.6	$37.8	$23.6
Adjusted Diluted EPS	$0.80	$0.43	$1.14	$0.70
Adjusted EBITDA	$45.2	$32.2	$69.6	$56.6
Adjusted EBITDA Margin %	14.0%	11.9%	11.8%	11.3%

Cash Provided by (Used for) Operating Activities	$19.8	$32.4	($1.9)	$29.0
Free Cash Flow	$13.4	$27.8	($15.7)	$19.2

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “We reported a record quarter despite ongoing challenges related to inflation and the supply chain. Demand for our products was better than expected during the second quarter, and we started to see the benefit of our pass-through pricing strategy, which drove revenue growth and improved profitability. Inflationary pressures are ongoing, but we still expect further margin expansion in the second half of our fiscal year.

“Managing working capital continues to be a challenge in this inflationary environment as the value of our inventory continues to increase, but overall, our balance sheet and liquidity remain strong. We will be focused on generating cash, paying down debt and opportunistically repurchasing our stock in the second half of this year.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Second Quarter 2022 Results Summary

The Company reported net sales of $322.9 million during the three months ended April 30, 2022, which represents growth of 19.4% compared to $270.4 million for the same period of 2021. The increase was largely attributable to higher prices related to the pass through of raw material cost inflation. More specifically, Quanex realized net sales growth of 21.7% in its North American Fenestration segment, 14.7% in its North American Cabinet Components segment and 13.0% in its European Fenestration segment, excluding the foreign exchange impact. (See Sales Analysis table for additional information)

The increase in earnings for the three months ended April 30, 2022 was mostly due to increased pricing related to the pass through of raw material cost inflation, higher volumes, and a decrease in SG&A expense, mainly due to lower stock-based compensation.

Balance Sheet & Liquidity Update

As of April 30, 2022, Quanex had total debt of $77.0 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.3x.   (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

The Company’s liquidity increased to $296.5 million as of April 30, 2022, consisting of $38.9 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 75,000 shares of common stock for approximately $1.6 million at an average price of $20.92 per share during the three months ended April 30, 2022. As of April 30, 2022, approximately $73.4 million remained under the existing share repurchase authorization.

Outlook

Mr. Wilson stated, “We are increasing guidance for fiscal 2022 based on our strong second quarter results combined with the successful implementation of our pass-through pricing strategy and ongoing conversations with our customers. We are very cognizant of the current macro related uncertainties, but we continue to believe that the underlying fundamentals for residential housing are positive and demand for our products remains healthy. For the second half of our fiscal year, we now expect low double-digit revenue growth in our North American Fenestration segment and mid-single digit revenue growth in our North American Cabinet Components and European Fenestration segments. Overall, on a consolidated basis and assuming the current inflation and supply chain challenges do not worsen materially, we estimate this will equate to net sales of $1.18 billion to $1.2 billion, which we expect will generate approximately $150 million to $155 million in Adjusted EBITDA* in fiscal 2022.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, June 3, 2022, at 11:00 a.m. ET (10:00 a.m. CT).   To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 7942145, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 10, 2022. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 7942145.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.   In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance. Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations.   Actual results or events may differ materially from this release.   For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021

Net sales	$322,893	$270,357	$589,933	$500,504
Cost of sales	249,651	208,460	461,485	384,857
Selling, general and administrative	28,129	29,672	58,952	60,533
Restructuring charges	-	-	-	39
Depreciation and amortization	10,563	10,845	20,820	21,860
Operating income	34,550	21,380	48,676	33,215
Interest expense	(602)	(640)	(1,125)	(1,391)
Other, net	453	265	507	457
Income before income taxes	34,401	21,005	48,058	32,281
Income tax expense	(7,879)	(6,454)	(10,297)	(9,878)
Net income	$26,522	$14,551	$37,761	$22,403

Earnings per common share, basic	$0.80	$0.44	$1.14	$0.68
Earnings per common share, diluted	$0.80	$0.43	$1.13	$0.67

Weighted average common shares outstanding:
Basic	33,157	33,355	33,140	33,110
Diluted	33,291	33,637	33,292	33,444

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$38,900	$40,061
Accounts receivable, net	118,195	108,309
Inventories, net	130,383	92,529
Prepaid and other current assets	11,442	8,148
Total current assets	298,920	249,047
Property, plant and equipment, net	170,307	178,630
Operating lease right-of-use assets	48,582	52,708
Goodwill	143,268	149,205
Intangible assets, net	73,581	82,410
Other assets	5,832	5,323
Total assets	$740,490	$717,323

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$88,956	$86,765
Accrued liabilities	40,740	56,156
Income taxes payable	7,851	6,038
Current maturities of long-term debt	812	846
Current operating lease liabilities	8,229	8,196
Total current liabilities	146,588	158,001
Long-term debt	75,714	52,094
Noncurrent operating lease liabilities	41,369	45,367
Deferred pension and postretirement benefits	4,578	4,737
Deferred income taxes	21,522	21,965
Other liabilities	14,545	15,377
Total liabilities	304,316	297,541
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	250,756	254,162
Retained earnings	292,221	259,718
Accumulated other comprehensive loss	(36,197)	(21,770)
Treasury stock at cost	(70,979)	(72,701)
Total stockholders’ equity	436,174	419,782
Total liabilities and stockholders' equity	$740,490	$717,323

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2022	2021
Operating activities:
Net income	$37,761	$22,403
Adjustments to reconcile net income to cash (used for) provided by operating activities:
Depreciation and amortization	20,820	21,860
Stock-based compensation	1,124	970
Deferred income tax	583	2,339
Other, net	1,534	5,049
Changes in assets and liabilities:
Increase in accounts receivable	(13,008)	(6,726)
Increase in inventory	(39,771)	(18,265)
Increase in other current assets	(3,541)	(2,013)
Increase in accounts payable	7,381	5,584
(Decrease) increase in accrued liabilities	(15,984)	994
Increase (decrease) in income taxes payable	1,679	(4,071)
Decrease in deferred pension and postretirement benefits	(159)	(104)
Increase in other long-term liabilities	443	642
Other, net	(743)	298
Cash (used for) provided by operating activities	(1,881)	28,960
Investing activities:
Capital expenditures	(13,785)	(9,799)
Proceeds from disposition of capital assets	36	1,665
Cash used for investing activities	(13,749)	(8,134)
Financing activities:
Borrowings under credit facilities	70,500	-
Repayments of credit facility borrowings	(45,500)	(30,000)
Repayments of other long-term debt	(432)	(605)
Common stock dividends paid	(5,258)	(5,330)
Issuance of common stock	173	16,123
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,412)	(492)
Purchase of treasury stock	(1,569)	(3,968)
Cash provided by (used for) financing activities	16,502	(24,272)
Effect of exchange rate changes on cash and cash equivalents	(2,033)	1,083
Decrease in cash and cash equivalents	(1,161)	(2,363)
Cash and cash equivalents at beginning of period	40,061	51,621
Cash and cash equivalents at end of period	$38,900	$49,258

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by (used for) operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Cash provided by (used for) operating activities	19,770	32,355	($1,881)	$28,960
Capital expenditures	(6,415)	(4,553)	(13,785)	(9,799)
Free Cash Flow	$13,355	$27,802	($15,666)	$19,161

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2022	2021
Revolving credit facility	$63,000	$73,000
Finance lease obligations	13,971	15,689
Total debt(1)	76,971	88,689
Less: Cash and cash equivalents	38,900	49,258
Net Debt	$38,071	$39,431

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	April 30, 2022			April 30, 2021			April 30, 2022			April 30, 2021
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$ 26,522	$ 0.80		$ 14,551	$ 0.43		$ 37,761	$ 1.13		$ 22,403	$ 0.67
Net Income reconciling items from below	1	$ -		3	$ -		34	$ 0.01		1,174	$ 0.03
Adjusted net income and adjusted EPS	$ 26,523	$ 0.80		$ 14,554	$ 0.43		$ 37,795	$ 1.14		$ 23,577	$ 0.70

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2022			Three Months Ended April 30, 2021			Six Months Ended April 30, 2022			Six Months Ended April 30, 2021
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$ 26,522			$ 14,551			$ 37,761			$ 22,403
Income tax expense	7,879			6,454			10,297			9,878
Other, net	(453)			(265)			(507)			(457)
Interest expense	602			640			1,125			1,391
Depreciation and amortization	10,563			10,845			20,820			21,860
EBITDA	45,113			32,225			69,496			55,075
EBITDA reconciling items from below	131			-			131			1,478
Adjusted EBITDA	$ 45,244			$ 32,225			$ 69,627			$ 56,553

Reconciling Items	Three Months Ended April 30, 2022			Three Months Ended April 30, 2021			Six Months Ended April 30, 2022			Six Months Ended April 30, 2021
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$ 322,893	$ -		$ 270,357	$ -		$ 589,933	$ -		$ 500,504	$ -
Cost of sales	249,651	-		208,460	-		461,485	-		384,857	-
Selling, general and administrative	28,129	(131)	(1)	29,672	-		58,952	(131)	(1)	60,533	(1,439)	(1)
Restructuring charges	-	-		-	-		-	-		39	(39)	(2)
EBITDA	45,113	131		32,225	-		69,496	131		55,075	1,478
Depreciation and amortization	10,563	-		10,845	-		20,820	-		21,860	-
Operating income	34,550	131		21,380	-		48,676	131		33,215	1,478
Interest expense	(602)	-		(640)	-		(1,125)	-		(1,391)	-
Other, net	453	(123)	(3)	265	4	(3)	507	(82)	(3)	457	82	(3)
Income before income taxes	34,401	8		21,005	4		48,058	49		32,281	1,560
Income tax expense	(7,879)	(7)	(4)	(6,454)	(1)	(4)	(10,297)	(15)	(4)	(9,878)	(386)	(4)
Net income	$ 26,522	$ 1		$ 14,551	$ 3		$ 37,761	$ 34		$ 22,403	$ 1,174

Diluted earnings per share	$ 0.80			$ 0.43			$ 1.13			$ 0.67

(1) Transaction and advisory fees and $1.4 million related to the loss on a sale of a plant in the six months ended April 20, 2021.
(2) Restructuring charges related to the closure of manufacturing plant facilities.
(3) Foreign currency transaction (gains) losses.
(4) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2022
Net sales	$177,908	$73,427	$72,878	$(1,320)	$322,893
Cost of sales	137,571	49,708	63,175	(803)	249,651
Gross Margin	40,337	23,719	9,703	(517)	73,242
Gross Margin %	22.7%	32.3%	13.3%		22.7%
Selling, general and administrative	14,078	8,601	5,218	232	28,129
Depreciation and amortization	4,038	2,522	3,917	86	10,563
Operating income (loss)	22,221	12,596	568	(835)	34,550
Depreciation and amortization	4,038	2,522	3,917	86	10,563
EBITDA	26,259	15,118	4,485	(749)	45,113
Transaction and advisory fees	-	-	-	131	131
Adjusted EBITDA	$26,259	$15,118	$4,485	$(618)	$45,244
Adjusted EBITDA Margin %	14.8%	20.6%	6.2%		14.0%

Three months ended April 30, 2021
Net sales	$146,143	$61,657	$63,562	$(1,005)	$270,357
Cost of sales	112,368	41,361	55,162	(431)	208,460
Gross Margin	33,775	20,296	8,400	(574)	61,897
Gross Margin %	23.1%	32.9%	13.2%		22.9%
Selling, general and administrative	13,146	7,439	5,379	3,708	29,672
Depreciation and amortization	4,846	2,607	3,305	87	10,845
Operating income (loss)	15,783	10,250	(284)	(4,369)	21,380
Depreciation and amortization	4,846	2,607	3,305	87	10,845
EBITDA	20,629	12,857	3,021	(4,282)	32,225
Adjusted EBITDA	$20,629	$12,857	$3,021	$(4,282)	$32,225
Adjusted EBITDA Margin %	14.1%	20.9%	4.8%		11.9%

Six months ended April 30, 2022
Net sales	$324,539	$132,341	$135,231	$(2,178)	$589,933
Cost of sales	253,535	90,935	118,248	(1,233)	461,485
Gross Margin	71,004	41,406	16,983	(945)	128,448
Gross Margin %	21.9%	31.3%	12.6%		21.8%
Selling, general and administrative	28,455	15,904	10,488	4,105	58,952
Depreciation and amortization	8,177	5,091	7,380	172	20,820
Operating income (loss)	34,372	20,411	(885)	(5,222)	48,676
Depreciation and amortization	8,177	5,091	7,380	172	20,820
EBITDA	42,549	25,502	6,495	(5,050)	69,496
Transaction and advisory fees	-	-	-	131	131
Adjusted EBITDA	$42,549	$25,502	$6,495	$(4,919)	$69,627
Adjusted EBITDA Margin %	13.1%	19.3%	4.8%		11.8%

Six months ended April 30, 2021
Net sales	$274,259	$110,748	$117,556	$(2,059)	$500,504
Cost of sales	211,761	73,152	101,036	(1,092)	384,857
Gross Margin	62,498	37,596	16,520	(967)	115,647
Gross Margin %	22.8%	33.9%	14.1%		23.1%
Selling, general and administrative	25,516	14,034	10,242	10,741	60,533
Restructuring charges	39	-	-	-	39
Depreciation and amortization	9,957	5,125	6,575	203	21,860
Operating income (loss)	26,986	18,437	(297)	(11,911)	33,215
Depreciation and amortization	9,957	5,125	6,575	203	21,860
EBITDA	36,943	23,562	6,278	(11,708)	55,075
Loss on sale of plant	-	-	-	1,439	1,439
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$36,982	$23,562	$6,278	$(10,269)	$56,553
Adjusted EBITDA Margin %	13.5%	21.3%	5.3%		11.3%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended
	2022	2021	2022	2021

NA Fenestration:
United States - fenestration	$156,843	$128,218	$285,210	$240,518
International - fenestration	11,094	8,397	20,230	16,175
United States - non-fenestration	7,077	6,293	13,793	11,690
International - non-fenestration	2,894	3,235	5,306	5,876
	$177,908	$146,143	$324,539	$274,259
EU Fenestration(1):
International - fenestration	$54,863	$50,835	$99,484	$92,189
International - non-fenestration	18,564	10,822	32,857	18,559
	$73,427	$61,657	$132,341	$110,748
NA Cabinet Components:
United States - fenestration	$4,666	$3,497	$8,431	$6,471
United States - non-fenestration	67,383	60,388	125,150	110,890
International - non-fenestration	829	(323)	1,650	195
	$72,878	$63,562	$135,231	$117,556
Unallocated Corporate & Other:
Eliminations	$(1,320)	$(1,005)	$(2,178)	$(2,059)
	$(1,320)	$(1,005)	$(2,178)	$(2,059)

Net Sales	$322,893	$270,357	$589,933	$500,504

(1) Reflects increase of $3.3 million and $3.7 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2022, respectively.